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Exhibit 99.1

ANDRX ANNOUNCES APPOINTMENT OF THOMAS P. RICE AS CEO AND TWO MANAGEMENT TEAM PROMOTIONS

FORT LAUDERDALE, FLA. - Feb. 3, 2004 - ANDRX CORPORATION (Nasdaq: ADRX) today announced that Thomas P. Rice has been elected as the Company's Chief Executive Officer (CEO), effective immediately. Mr. Lane also resigned from Company's Board of Directors. Mr. Rice succeeds Richard J. Lane as CEO. Mr. Rice joined Andrx's board in April 2003 and is the former President and CEO of Chesapeake Biological Laboratories, Inc. and before that served as chief operating officer and chief financial officer (CFO) of Circa Pharmaceuticals, Inc.

Andrx Lead Director Tamara A. Baum said, "Though the Company continues to execute its plan and meet its financial objectives, the Board felt that a change in leadership is in the Company's best interests. The change was amicable. Tom's successful record as a pharmaceutical executive, combined with his experience as an independent director, allows us to provide Andrx with exceptional leadership."

"My role is to ensure that the executives on our experienced management team continue to have the resources they need to excel at their responsibilities and, through teamwork, create long-term growth and earnings." Mr. Rice explained. "The Andrx management team will continue our commitment to providing quality generic and brand name pharmaceuticals that people can afford."

The Company also announced two management-team promotions. Angelo C. Malahias has been appointed president of Andrx Corporation. Mr. Malahias has served as the Company's chief financial officer for eight years. He is succeeded by John
M. Hanson, who has been appointed the Company's CFO. Mr. Hanson joined Andrx in April 2003 as Vice President, Finance, and previously served as CFO of Mylan Laboratories and as CFO of IVAX's U.S. generic pharmaceutical operations.

Mr. Malahias noted that "Andrx's growth strategies and core competencies - a drug company differentiated from its competitors by the strength of its formulation capabilities, effective generic and distribution operations, and its emerging brand business, remain unchanged."

"We remain committed to driving growth through research and development, and building a portfolio of pharmaceutical products that provide shareholder value while delivering positive near-term earnings with a continuing focus on long-term growth," Mr. Malahias said.

Conference Call:

Andrx will discuss today's announcement during a conference call at 8:00 am EST, February 4, 2004. Investors may access the call by dialing 800-915-4836 domestically or 1-973-317-5319 internationally. In addition, a telephonic replay of the call will be available through February 10, 2004 by calling 800-428-6051, with a 336074 access


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code. This call is also being webcast and can be accessed at Andrx Corporation's website http://www.andrx.com.

ABOUT ANDRX CORPORATION:

Andrx Corporation develops and commercializes: bioequivalent versions of controlled-release brand name pharmaceuticals, using its proprietary drug delivery technologies; bioequivalent versions of specialty, niche and immediate-release pharmaceutical products, including oral contraceptives; and brand name or proprietary controlled-release formulations of existing immediate-release or controlled-release drugs where it believes the application of Andrx's drug delivery technologies may improve the efficacy or other characteristics of those products. Andrx also has distribution operations, which purchase primarily generic pharmaceuticals manufactured by third parties and sell them primarily to independent pharmacies, pharmacy chains, pharmacy buying groups and, to a lesser extent, physicians' offices.

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein or which are otherwise made by or on behalf of the Company that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "to," "plan," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including but not limited to: the Company's dependence on a relatively small number of products; licensing revenues; the timing of FDA approvals for the Company's ANDAs; the successful scale-up, timing and commercial success of future product launches; the timing and outcome of litigation; government regulation; competition; and manufacturing results. Andrx Corporation is also subject to other risks detailed herein or detailed from time to time in its filings with the U.S. Securities and Exchange Commission. Andrx disclaims any responsibility to update the statements contained herein.

This release and additional information about Andrx Corporation are also available on the Internet at: http://www.andrx.com.

Contact:    Andrx Corporation
            Angelo C. Malahias
            President
            Phone: 954-217-4205
            Email: angelo.malahias@andrx.com

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